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                                                                    EXHIBIT 23.8


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 2 to the registration statement of our report dated February 25, 2000 included herein and to all references to our Firm included in this Post-Effective Amendment No. 2 to the registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts


December 13, 2000